Exhibit 99.2

PAREXEL International Corporation Announces $720 Million Senior Notes Offering by West Street Merger Sub, Inc.

BOSTON, August 7, 2017 - PAREXEL International Corporation (the “Company” or “PAREXEL”) (NASDAQ: PRXL) today announced that West Street Merger Sub, Inc. (“Merger Sub”), an affiliate of Pamplona Capital Management (the “Investor”), formed in connection with the previously announced proposed acquisition of the Company by certain investment funds affiliated with the Investor pursuant to the Agreement and Plan of Merger, dated as of June 19, 2017 (the “Merger Agreement”), by and among the Company, West Street Parent, LLC, a Delaware limited liability company, and Merger Sub (the “Merger”), intends to offer $720 million in aggregate principal amount of its Senior Notes due 2025 (the “Notes”), subject to market and other conditions. Merger Sub intends to use the net proceeds from this offering, together with borrowings under the Company’s new term loan facility and cash equity contributions by certain investment funds affiliated with the Investor, to (i) finance the consummation of the Merger and other transactions contemplated by the Merger Agreement, including amounts payable thereunder, (ii) repay in full all outstanding indebtedness under the Company’s existing credit facilities, (iii) fund the redemption of all of the Company’s existing notes and (iv) pay related fees, costs, premiums and expenses in connection with these transactions. Upon consummation of the Merger, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation.

Merger Sub will deposit (or cause to be deposited) the gross proceeds of the offering of the Notes into a segregated escrow account until the date that certain escrow release conditions, including the consummation of the Merger, have been satisfied. The Notes will be senior unsecured obligations of Merger Sub. Upon the release of the proceeds from escrow, the Company will assume the obligations under the Notes and the Notes will initially be guaranteed by certain of the Company’s parents and subsidiaries on a senior unsecured basis.

The Notes and the related guarantees will be offered to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. The Notes and the related guarantees have not been registered under the Securities Act or any state or other jurisdiction’s securities laws. Accordingly, the Notes may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements under the Securities Act and any applicable state or other jurisdiction’s securities laws.

This press release is being issued pursuant to Rule 135c under the Securities Act, and is neither an offer to sell nor a solicitation of an offer to buy any securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of any securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

Forward-looking Statements

This release contains “forward-looking” statements regarding future results and events, including, without limitation, statements regarding expected financial results, future growth and customer demand. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “appears,” “estimates,” “projects,” “will,” “would,” “could,” “should,” “targets,” and similar expressions are also intended to identify forward-looking statements. The forward-looking statements in this release involve a number of risks and uncertainties. The Company’s actual future results may differ materially from the results discussed in the forward-looking statements contained in this release. Important factors that might cause such a difference include, but are not limited to, risks associated with: the loss, modification, or delay of large or multiple contracts or a strategic partner; unfavorable economic and financial market conditions; risks arising from the restructuring of our operations; the fixed price nature of our contracts or our failure to document changes to work orders; our ability to attract suitable investigators and volunteers for our clinical trials; our reliance on third parties and the transportation industry for important services; our ability to maintain continuous, effective, reliable and secure operation of computer hardware, software and internet applications and related tools and functions; our exposure to international economic and political risks, including war or hostilities, changes in tax laws including those affecting repatriation of profits, difficulty in staffing and managing widespread operations, unfavorable labor regulations, changes in foreign currency exchange rates and maintenance of an effective compliance program to ensure compliance with regulatory and legal requirements applicable to our business in different jurisdictions, including the U.S. Foreign

Corrupt Practices Act (the “FCPA”) and similar worldwide anti-corruption laws; our ability to retain our highly qualified management and technical personnel; our ability to protect our intellectual property rights; fluctuations in our quarterly operating results, which could have a material effect on our business; our ability to realize backlog as service revenue; fluctuations in our effective income tax rate, which may affect our earnings and earnings per share; the results of regulatory tax examinations; impairment of our goodwill or intangible assets; changes to our computer operating systems, programs or software; system interruptions or failures, including cyber-security breaches; our failure to comply with applicable privacy laws, security laws, regulations and standards; our ability to manage substantial expansion in our business and to successfully execute our acquisition strategies and successfully integrate acquired businesses; our ability to achieve and maintain effective internal control in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 and delays in completing our internal control audit and financial audit; economic factors and industry trends affecting the pharmaceutical and biotechnology industries; the loss of business from a significant client; the intense competition in our industry; our ability to keep pace with rapid technological changes; changes in governmental regulation of the drug, medical device and biotechnology industry and our ability to comply with existing regulations and ethics standards; loss of business opportunities as a result of healthcare reform and the expansion of managed-care organizations; substantial exposure to payment of personal injury claims; and existing and proposed laws and regulations regarding confidentiality of patients’ and other individuals’ personal information. Such factors and others are discussed more fully in the section entitled “Risk Factors” of the Company’s Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q, as filed with the Securities and Exchange Commission, which “Risk Factors” discussion is incorporated by reference in this press release. The Company specifically disclaims any obligation to update these forward-looking statements in the future. These forward-looking statements should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this press release.

CONTACTS:

For PAREXEL

Investors:

Ronald Aldridge

Tel.: +1-781-434-4753

Email: ron.aldridge@PAREXEL.com

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